Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-282014) on Form S-1 of Bolt Projects Holdings, Inc. of our report dated March 18, 2025, relating to the consolidated financial statements of Bolt Projects Holdings, Inc., appearing in the Prospectus Supplement, which is part of this Registration Statement.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 18, 2025